Exhibit 2.1
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               ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into this 13th day of November, 2000, by and among SCHOOL SPECIALTY, INC., a Wisconsin corporation ("Buyer"), J.L. HAMMETT COMPANY, a
Massachusetts corporation  (the "Seller"), MONATIQUOT
REAL ESTATE TRUST, a Massachusetts business trust dtd.
12/3/64 (the "Trust"), and solely with respect to
Section 9 hereof, RICHMOND Y. HOLDEN, JR. and
JEFFREY S. HOLDEN (individually a "Management
Shareholder" and collectively the "Management
Shareholders").

     The Seller desires to sell to the Buyer and the Buyer desires to purchase from the Seller the Purchased
Assets, as defined below, used in the Business, as defined below. The Seller further desires to purchase from the Trust real property owned by the Trust in Lyons, New York which is utilized in the Business by the Seller (the "Owned Real Property").

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants, and agreements herein contained, the parties agree as follows:

     1.   ASSET PURCHASE AND RELATED MATTERS

     1.1. Transfer of Purchased Assets.

          (a) For the purpose of this Agreement the term "Business" shall mean the Seller's K-12 education sales division for non-profit public schools, private schools, parochial schools, school districts and teachers as previously conducted through direct mail programs, sales representatives calling on individual schools, business managers, school districts, teachers and superintendents, as well as through catalogs, flyers, promotions and online transactions conducted directly with the above referenced schools, school districts and teachers, but excluding the following:
     (i) selling to customers at retail prices through the retail stores, through the business to consumer retail web site and through flyer distributions (which for the purposes of this Agreement shall be limited to forty-eight (48) pages in length) and mailed to teachers as well as to the schools where they work within a thirty (30) mile radius of the Seller's retail locations for the purpose of inducing such teachers to make purchases from the retail locations according to the current business practices of the Seller's retail store locations, (ii) Seller's pre K early childhood business conducted with private day care centers and chains, including without limitation those set forth on
     Schedule 1.1(a)(ii), (iii) Seller's Charter and Educational Management Organizations business which sells to privately managed multi-location charter schools as well as to schools managed or operated by non-public management organizations, including without limitation those schools and organizations set forth on
     Schedule 1.1(a)(iii), and (iv) certain of Seller's on-line affiliate relationships as set forth on
     Schedule 1.1(a)(iv). Notwithstanding anything to the contrary herein, the Seller does acknowledge that it will not engage in transactions which would cause the Seller to be directly selling to organizations in the Business being purchased by Buyer. Notwithstanding anything to the contrary herein the term "Business" shall consist of

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     those operations and related assets
     (except for Excluded Assets) which generated the net sales used to calculate the Purchase Price as described in Section 1.4(a). Subject to and upon the terms and conditions of this Agreement, the Buyer agrees to purchase and acquire from the Seller, and the Seller agrees to sell, transfer, convey, and deliver to the Buyer at the Closing (as defined in Section 2.1) good and valid title to all of the tangible and intangible assets, properties, and business used primarily in the conduct of the Business as of October 31, 2000 as set forth on Schedule 1.1(a) and as updated through the Closing Date for acquisitions and dispositions made in the ordinary course of the Business, excluding Excluded Assets (the "Purchased Assets"), free and clear of any Liens, other than Permitted Liens (both as defined below). Further, as of the Closing Date, the Trust agrees to sell, transfer, convey, and deliver to the Buyer at the Closing good and valid title to the Owned Real Property. For the purpose of this Agreement the Owned Real Property shall be included in the definition of Purchased Assets.

          (b) For purposes of this Agreement: (x) "Lien" means any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien
     (statutory or otherwise), charge, preference, priority, or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction); and (y) "Taxes" means all federal, state, county, local, foreign and other taxes or assessments including, without limitation, income, estimated income, business, occupation, franchise, property (real and personal), sales, employment, gross receipts, use, transfer, ad valorem, profits, license, capital payroll, employee withholding, unemployment, excise goods and services, severance, stamp and including interest, penalties and additions in connection therewith for which the Seller is or may be liable. For purposes of this Agreement, "Permitted
     Liens" means the following:

               (i) easements, covenants, restrictions and similar encumbrances that do not materially interfere with the use of the Owned Real Property or any leased real property as currently used and improved;

               (ii) encroachments that do not materially adversely affect the value or use of the Owned Real Property or leased real property as currently used and improved and that could be removed without material cost;

               (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but being contested in good faith by appropriate proceedings or not delinquent; mechanics', workmen's, repairmen's, warehousemen's, carriers', or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and

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          equipment leases with third parties
          entered into in the ordinary course of business or which are not material, either individually or in the aggregate; and

               (iv)   Liens set forth in Schedule 1.1(b)(iv) hereto.

          (c) Notwithstanding anything to the contrary provided for in this Section 1.1, all the following property of the Seller shall be specifically excluded from the Purchased Assets to be sold by the Seller and purchased by the Buyer under the terms of this Agreement:

               (i) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of the Seller as a corporation;

               (ii) those assets and properties disposed of since the date of the Interim Balance Sheet in the ordinary course of business and such other assets as have been disposed of in accordance with this Agreement;

               (iii) the consideration to be received hereby and the Seller's rights hereunder;

               (iv) the Seller's rights under all policies of insurance;

               (v) all properties and assets of the Seller used or held for use primarily in the conduct of any business of the Seller other than the Business ("Seller's Other
          Business");

               (vi) all properties and assets of the Seller listed on Schedule 1.1(c)(vi) hereto;

               (vii) all right, title and interest in and to Seller's Intellectual Property (as hereinafter defined) including the registered Intellectual Property listed on Schedule 1.1(c)(vii), including the names of the Seller or its affiliates or any trade names, trademarks, identifying logos or service marks employing the words "J.L. Hammett" or any part or variation thereof, or any trade name, trademark or logo confusingly or misleadingly similar thereto, including any federal and state trademark registrations and common law trademark rights in same, and any goodwill relating or appurtenant to any thereof (all of the foregoing, collectively, the "Seller's Trademarks and Logos");

               (viii) (i) All cash and cash equivalents on deposit in any bank account, money market account, certificate of deposit or comparable accounts in the name of the Seller, (ii) petty cash held by the Seller, (iii) undeposited checks in the possession of the Seller and
          (iv) amounts due to Seller relating to unprocessed credit card transactions in connection with any sale occurring (whether or not the

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          purchased product or service has been shipped or produced)
          prior to the Closing, provided that these amounts have been removed from the accounts receivable or recorded as a customer deposit or unearned revenue of the Business for the purposes of calculating Net Assets;

               (ix) all prepaid Taxes to the extent such Taxes would, if not prepaid, be Excluded Liabilities;

               (x) all files, documents, records, data and books of account (whether in written, electronic or other form) which (i) Seller is required by law to retain, (ii) contain information relating to Seller's Other
          Businesses or (iii) were prepared in connection with the sale of the Business;

               (xi)   all Seller Employee Plans (as defined in Section
          3.19);

               (xii) all non-trade accounts receivable or other inter-company accounts owing from any affiliate of Seller;

               (xiii) all claims, rights (and benefits arising therefrom), causes of action, rights of recovery, set-offs or defenses of any kind pertaining primarily to, or arising primarily out of, the other Excluded Assets;

               (xiv) all tax returns filed by Seller or any of its affiliates; and

               (xv) any credit or refund relating to Taxes of the Business with respect to any period prior to the Closing.

     The assets, property and business of the Seller specifically excluded from sale and purchase under this Agreement are sometimes referred to as the "Excluded Assets."

     1.2. Assumption of Certain Liabilities.

          (a) Subject to the terms and conditions of this Agreement, on the Closing Date, the Buyer hereby assumes only (i) the liabilities, debts, and obligations of the Business based upon events occurring, arising, and incurred after the Closing,
     (ii) all contracts, commitments, leases, instruments and agreements set forth on Schedule 1.2(a) hereby (the "Assigned Contracts") to the extent any liability is based upon events occurring, arising, and incurred after the Closing or as set forth on Schedule 1.4(b) and (iii) those debts, liabilities and obligations of the Business as set forth on Schedule 1.2 (the "Assumed Liabilities").

          (b) Unless otherwise listed on Schedule 1.2 or relating to liabilities and obligations for which Buyer is responsible under Section 5.4 hereof, the Seller shall be solely responsible for, and shall promptly discharge, any and all liabilities, claims and obligations of Seller not included within the Assumed Liabilities. Except as otherwise specifically provided in this Section 1.2 (including as set forth on Schedule 1.2), Buyer shall not assume, be liable for or incur any cost or expense respecting any obligation or

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     liability of Seller listed below, or any other
     obligation, liability or claim relating to or incurred by the Seller and its operations prior to the Closing Date or to the Purchased Assets, of any kind or nature, known, unknown, matured, unmatured, contingent, or otherwise including liabilities, claims or obligations that have or may arise in the future from events, facts, conditions or circumstances existing on or prior to the Closing Date (the "Excluded Liabilities") regardless of when claims respecting such Excluded Liabilities were, or may be asserted, including but not limited to:

               (i) any liability or obligation of Seller arising out of any contract or lease, including, without limitation, any liability or obligation arising from a breach or default by Seller under any contract or lease or from a wrongful transfer thereof to Buyer;

               (ii) any liability or obligation to Seller's employees or former employees arising from job related events occurring prior to the Closing Date, including, without limitation, any liabilities or obligations relating to its personnel policies, wages, salary, compensation, (other than bonuses and commissions accrued through the Closing Date and vacation pay, all as set forth on
          Schedule 1.2), terms and conditions of employment, employment agreements, severance pay, or pension, profit-sharing or welfare benefit plans for such employees or former employees or any Seller Employee Program (as hereinafter defined) or any liability or obligation of Seller relating to or arising out of working conditions, unfair labor practice charges, job hazards, or job related events occurring prior to the Closing Date or any liability or obligation of Seller for workers compensation or disability claims relating to events occurring prior to the Closing Date, regardless of the time of the provision of services, materials or supplies or payment for the same;

               (iii) any litigation, proceeding, action, or claim by any person or entity or other obligation of Seller prior to the Closing Date or otherwise relating to the Purchased Assets whether or not such litigation, proceeding, claim, or obligation is pending, threatened, or asserted before, on, or after the Closing Date;

               (iv) any liability or obligation of Seller arising out of or in any way relating to or resulting from any sale of products by Seller prior to the Closing Date
          (including any liability or obligation of Seller for claims made for injury to person or damage to property, whether made in product liability, tort, breach of warranty, or otherwise);

               (v) any Taxes of Seller (whether relating to periods before or after the transactions contemplated in this Agreement or incurred by Seller in connection with this Agreement and the transactions provided for herein), including but not limited to any liability for Taxes arising out of the inclusion of Seller in any group filing consolidated, combined, or unitary tax returns or arising out of any transferred liability, provided that Buyer assumes liability for all Taxes which Buyer has agreed to pay under Section 4.1 hereof;

               (vi) any obligations of Seller arising (A) before the Closing Date with respect to the Business and (B) at any time with respect to the rest of Seller's business other than the Business, under any Law, including, without limitation, antitrust, civil rights, health, safety, labor, discrimination, and environmental laws;

               (vii) any and all liabilities or obligations of the Seller (or any predecessor owner of and or part of its business and assets) of any kind whatsoever arising under any Environmental Law ("Environmental Liabilities"). For purposes hereof, the term "Environmental Law" means any federal, state, foreign and local statutory laws, ordinances, codes, rules, regulations, approvals or requirements of any governmental authority, court orders, administrative orders, executive orders, consent decrees, injunctions, judgments, and common law pertaining to (i) health, safety, natural resources, wildlife or the environment, or (ii) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handing of, or exposure to, any petroleum products or Hazardous Materials (as hereinafter defined) and all amendments, modifications and additions thereto, or any similar, implementing or successor law.

               (viii) any and all liabilities and obligations of the Seller (or any predecessor owner of all or part of its businesses and assets) of any kind, whether presently in existence or arising hereafter. It is hereby understood that the Buyer will not assume sponsorship of any Seller Employee Plan(s) as defined in Section 3.19 herein, as maintained by the Seller. The Seller expressly retains the liabilities and responsibilities of the sponsorship of the Seller Employee Plans.

The assumption of the Assumed Liabilities by Buyer hereunder shall be treated as independent of its existing business and shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing herein shall prevent Buyer from contesting in good faith any of the Assumed
Liabilities.

     1.3. [This section is left intentionally blank] .

     1.4. Purchase Price.

          (a) For purposes of this Agreement, the "Purchase Price" shall equal 75% of the net sales of the Business for the 12-month period beginning November 1, 1999 and ending October 31, 2000 (the "Interim Period") as described on Schedule 1.4(a) as attached, determined in accordance with generally accepted accounting principals in effect as of the Closing in the United States, consistently applied ("GAAP"). Schedule 1.4(a) shall describe net sales in a manner consistent with how the Seller has historically reported sales of the Business with any variance from GAAP to be noted in
     Schedule 1.4(a), including but not limited to segregating sales by product class designation or market segment designation. The Purchase Price shall be adjusted pursuant to the terms of Sections 1.4 and
     1.5 herein. At the Closing, Buyer shall pay to the Seller and the

     Trust in cash or by wire transfer of
     immediately available funds to an account designated by Seller in writing, an amount equal to ninety five percent (95%) of the Purchase Price. For the transfer of the Owned Real Property to the Buyer under the conditions as herein described, the Trust shall receive its entire portion of the Purchase Price at Closing, namely $3,500,000, which amount represents the agreed upon fair market value of the Owned Real Property. As security for the performance by Seller of its obligations under this Agreement, Buyer shall deposit into a segregated account at Bank One, N.A. five percent (5%) of the Purchase Price (the "Escrow Amount") for the benefit of the Seller. The Escrow Amount shall be owned by the Seller but shall be governed by the terms set forth in this Agreement and in the Escrow Agreement attached as Exhibit 1.4(b) ("Escrow Agreement").

          (b) For the purpose of this Agreement the Seller shall prepare Schedule 1.4(b) as of November 20, 2000 (also referred to herein as the "Net Asset Schedule") which shall list the total assets of the Business (including the value of the Owned Real Property as described in Section 1.4(a)) less the Assumed Liabilities, all as calculated in accordance with GAAP ("Net Assets"), which Net Asset Schedule shall be updated as of the Closing Date by the Seller in accordance with Section 1.5(b) for transactions in the ordinary course of business of the Business and such update shall include but not be limited to an updating of inventory based upon a physical inventory as of the Closing. In calculating Net Assets, any material increase in intangible assets since December 31, 1999 shall be excluded, except with the prior written agreement of the Buyer. In the event Buyer does not permit such inclusion of any such intangible asset in calculating
     Net Assets, such intangible asset(s) shall constitute Excluded Assets and shall be retained by the Seller.
     In calculating Net Assets under this Agreement, (x) Seller's inventory and inventory reserves shall be calculated in accordance with GAAP with a reserve against the Seller's inventory to be not less then fifteen percent (15%) of the inventory on the Closing Date, and (y) Seller's accounts receivable shall be calculated in accordance with GAAP. The Purchase Price shall be adjusted, on a dollar-for-dollar basis, to the extent the Net Assets do not equal or exceed forty-four percent (44%) of the sum of (i) Purchase Price as initially calculated under the terms of Section 1.4(a) and as adjusted under the terms of Section 1.5(a) herein; and (ii) the Covenant Fee (as defined in Section 9.1) (the "Net Asset Target") as of the Closing.

     1.5. Post-closing Adjustment to Purchase Price.

          (a) The Buyer's Accountants shall audit Schedule 1.4(a). The Buyer's Accountants shall complete the audit of Schedule 1.4(a) within ninety (90) days of their receipt of the Seller's Closing Net Asset Schedule. Any proposed adjustments which the Buyer's Accountants find necessary to be made to Schedule 1.4(a) so as to accurately reflect the net sales during the Interim Period calculated in accordance with GAAP, shall be delivered to the Seller by the Buyer ("Net Sales Adjustments"), which delivery shall include a full description of each item relating to such Net Sales Adjustments and shall state the basis under GAAP for each such adjustment.

          (b) Within thirty (30) days following the Closing, the Seller shall provide to the Buyer and the Buyer's Accountants a Net Asset Schedule as of the Closing (the "Seller's Closing Net Asset Schedule"). The Seller's Closing Net Asset Schedule shall be prepared by the Seller in accordance with GAAP. The Buyer's
     Accountants shall audit the Seller's Closing Net Asset Schedule. The Buyer's Accountants shall complete the audit of the Seller's Closing Net Asset Schedule within ninety (90) days of their receipt of the Seller's Closing Net Asset Schedule. Any proposed adjustments which the Buyer's Accountants find necessary to be made to the Seller's Closing Net Asset Schedule so as to accurately reflect the Net Assets as of the Closing Date, in accordance with GAAP, shall be delivered to the Seller by the Buyer within such ninety (90) day period ("Net Asset Adjustments"), which delivery shall include a full description of each item relating to such Net Asset Adjustments and shall state the basis under GAAP for each such adjustment.

          (c) The Seller shall, within thirty (30) days from the receipt of the Net Asset Adjustments and the Net Sales Adjustments, notify the Buyer whether or not the Seller disputes the Net Asset Adjustments and/or the Net Sales Adjustments. In said notice the Seller shall notify the Buyer of those proposed adjustments in the Net
     Asset Adjustments and/or the Net Sales Adjustments which it believes are incorrect and shall state the basis under GAAP for such disagreement. If the Buyer has not received notice of such a dispute within such thirty (30) day period, then the submitted Net Asset Adjustments and Net Sales Adjustments shall be deemed to constitute the final basis for any Purchase Price adjustment as described in Section 1.5(b). If, on the other hand, the Buyer has received notice of such a dispute within such thirty (30) day period, then the Buyer and the Seller shall for thirty (30) days following receipt of such notice of dispute, attempt to reach agreement on the Net Asset Adjustment and/or the Net Sales Adjustment. If no resolution of this dispute is finalized within said thirty (30) day period, the Buyer and the Seller shall mutually agree in writing on an independent accounting firm to review the Net Asset Adjustments and/or the Net Sales Adjustments (and related information) to determine the amount, if any, of such Net Asset Adjustments and/or Net Sales
     Adjustments determined as set forth above. In the event that the Buyer and the Seller cannot agree in writing on an independent accounting firm, the parties hereto agree that the following accounting firms shall be selected in the following order to fill the role of the independent accounting firm under the terms of this
     Agreement:  The Boston office of (i) Deloitte & Touche,
     (ii) Ernst & Young, and (iii) KPMG. The determination of such independent accounting firm shall be final and binding on the parties hereto. The costs of the independent accounting firm shall be borne by the party (either the Buyer or the Seller) whose determination of the aggregate adjustment of the Purchase Price was furthest from the actual aggregate adjustment resulting from the determination(s) of the independent accounting firm of the Net Asset Adjustments and/or the Net Sales Adjustments, as the case may be, or equally by the Buyer and the Seller in the event that the determination by the independent accounting firm is equidistant between the determinations of the parties.
     The calculation of this adjustment to the Purchase
     Price shall be final and binding.

          (d) In the event that there shall be a Net Sales Adjustment, the Purchase Price shall be adjusted using the adjusted net sales, applying the formula described in Section 1.4(a) to calculate the revised Purchase Price. In the event that the Net Assets as of Closing and as described in Schedule 1.4(b), as adjusted under the terms of Sections 1.5(b) and (c), above, are less than the sum of (i) 44% of the Purchase Price, as it may have been adjusted pursuant to the first sentence of this Section 1.5(d), plus (ii) 44% of the Covenant Fee (the "Adjusted Net Asset Target"), a dollar for dollar reduction in the Purchase Price (as it may have been adjusted pursuant to the first sentence of this
     Section 1.5(d)) shall be made as determined by the amount of deficiency from the Adjusted Net Asset Target. In the event that the Net Assets as of Closing and as described in Schedule 1.4(b), as adjusted under the terms of Sections 1.5(b) and (c), above, are greater than the Adjusted Net Asset Target, a dollar for dollar increase in the Purchase Price (as it may have been adjusted pursuant to the first sentence of this Section 1.5(d)) shall be made as determined by the amount of surplus above the Adjusted Net Asset Target with an absolute maximum upward adjustment of Three Million Dollars ($3,000,000.00). Within five (5) days of the final determination of any adjustment in the Purchase Price, the Seller in the event of a deficiency, or the Buyer in the event of a surplus, shall promptly pay to the appropriate party to this Agreement said adjustment in immediately available funds. In the event of a deficiency, the Buyer shall, in its sole and unfettered discretion, have the option to receive said payment either (x) directly from the Seller or (y) by requesting a disbursement from the Escrow Amount.

          (e)  Notwithstanding anything to the contrary in
     Section 8.2, the Indemnification Deductible shall not apply to this Section 1.5, and any adjustment required under this Section 1.5 shall be from the first dollar.

          (f) Each party shall provide the other party hereto and its representatives (including, but not limited to, such party's accountants) reasonable access to all books and records of the Business (both pre- and post-closing) reasonably necessary to achieve the purposes of the provisions of this Section 1.5.

     1.6. Pledged Assets.

          (a) As collateral security for the payment of any post-closing adjustments to the Purchase Price under
     Section 1.5, and any indemnification obligations of the Seller pursuant to Section 8, the Seller hereby grants to the Buyer, for the benefit of the Buyer, a security interest in the bank accounts in which the Escrow Amount is deposited.

          (b) The Buyer shall have the option to apply the Escrow Amount to satisfy any adjustments to the Purchase Price under Sections 1.4 or 1.5 and the remainder of such Escrow Account shall remain available to satisfy any indemnification obligations of the Seller pursuant to Section 8 until the date which is one (1) year after the Closing Date (the "Release Date"). Promptly following the Release Date, the Escrow Amount shall be distributed directly to the account which will be provided to the Buyer by the Seller, and any security interest of the Buyer therein shall terminate, less (i) any Escrow Amount which has been applied to satisfy any adjustments to the Purchase Price under Sections

     1.4 and 1.5; (ii) any finally determined indemnification obligations of the Seller under Section 8, and (iii) the amount in controversy which is the subject of any pending claims under Section 8 as of the Release Date.

     1.7. Seller's Representative.  The Management
Shareholders and the Seller, by signing this Agreement, designate Richmond Y. Holden, Jr. or, in the event that Richmond Y. Holden, Jr. is unable or unwilling to serve, Jeffrey S. Holden, or to his written designee, to be the Seller's Representative for purposes of this Agreement and all matters related thereto. The
Management Shareholders and the Seller shall be bound by any and all actions taken by the Seller's
Representative on their behalf.

     1.8. Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, nothing in this Agreement will constitute a "Transfer", or an attempted Transfer, of any Contract or Approval to be Transferred pursuant to the terms of Section 1.1 for which all consents, approvals, and waivers to Transfer required from third parties have not been obtained by Seller and delivered to Buyer if such Contract or Approval is not capable of being Transferred without such consents, approvals, or waivers, or if such Transfer or attempted Transfer would constitute a breach of such Contract or Approval or a violation of any Law (as hereinafter defined) (such non-transferable
Contracts and Approvals being collectively referred to herein as "Non-Transferable Contracts"). If Buyer has agreed to purchase the Subject Assets notwithstanding the failure to obtain any consent, approval, or waiver with respect to a Non-Transferable Contract, after the Closing Seller, at its expense, will use commercially reasonable efforts to obtain all consents, approvals, and waivers necessary to Transfer any Non-Transferable
Contract listed on Schedule 3.12(a) or Schedule
3.12(b). Upon obtaining all consents, approvals, and waivers necessary to Transfer any Non-Transferable
Contract, such Non-Transferable Contract will, without further action, be deemed to be Transferred to be Transferred to Buyer. To the extent that any consent, approval, or waiver necessary to Transfer a Non-Transferable Contract is not obtained by Seller, Seller will, as to each Non-Transferable Contract during the original term thereof, use commercially reasonable efforts to (i) provide to Buyer the benefits of such Non-Transferable Contract, (ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to Buyer without incurring any additional obligation to the Buyer or any third party, and (iii) enforce, at the request of Buyer and for the account of Buyer, any rights of Seller arising from any Non-Transferable Contract (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer). Buyer will reimburse Seller for amounts paid by Seller under the terms of any Non-Transferable
Contract to any third party for the benefits received by Buyer under such Non-Transferable Contract from and after the Closing Date. As Seller endeavors to fulfill its obligations under this Section 1.8, Buyer agrees to cooperate with Seller, including by providing business and financial information requested by a party to any such Non-Transferable Contract.

     2.   CLOSING

     2.1. The Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at 9:00 A.M. CDT (or if later, one hour after the adjournment of the stockholders meeting at which the transactions contemplated hereby are approved) on November 22, 2000 at the offices of the Buyer unless another place or time is agreed to in writing by the

Buyer and the Seller. The date upon which the Closing occurs is referred to as the "Closing Date."

     2.2. Deliveries by the Seller.  At the Closing, the
Seller and the Trust (as regards only Paragraph (o) below) shall deliver, or cause to be delivered at their cost the following:

          (a) a copy of the Seller's Articles of Organization, as amended through the Closing Date, certified by the Secretary of State of the Commonwealth of Massachusetts;

          (b) a certificate of the Secretary of State of the Commonwealth of Massachusetts to the effect that the Seller is legally existing and in good standing under the laws of such state as well as comparable certificates from all jurisdictions in which the Seller is required to be qualified as a foreign corporation, the absence of which foreign qualification would reasonably be expected to cause a material adverse effect to the Business, if any;

          (c) a certificate of the appropriate governmental authorities of the Commonwealth of Massachusetts as well as those foreign jurisdictions as described in
     Section 2.2(b), if any, to the effect that the Seller has filed and paid all business sales, withholding and corporate income tax required to be paid and has no outstanding franchise tax liability (so-called "department of revenue tax good standing"), which shall be delivered within one hundred eighty (180) days following the Closing Date;

          (d) such bills of sale, endorsements, consents, releases, assignments, and other good and sufficient instruments of conveyance and assignment, as shall be effective to vest in the Buyer all right, title, and interest in and to the Purchased Assets, free and clear of all Liens, other than Permitted Liens;

          (e) any patent and trademark assignments in recordable form and sufficient to record the assignment of the patents and trademarks to be transferred to the Buyer pursuant to this Agreement;

          (f) the compliance certificate executed by the appropriate officer of the Seller required by Sections
     6.1 and 6.5;

          (g) a certificate of the Secretary of the Seller attesting to the incumbency and signatures of the appropriate officers of the Seller and certifying that
     (i) the By-laws of the Seller attached thereto as a true, correct and complete copy and that such By-laws have not been rescinded, superseded or otherwise modified since the date thereof and (ii) the minutes of the corporate proceedings of the Seller with respect to the transactions contemplated hereby as a true, correct, and complete copy and that such minutes attached thereto have not been rescinded, superseded, or otherwise modified since the date thereof;

          (h) the opinion of counsel for the Seller dated as of the Closing Date in the form reasonably satisfactory to the Buyer;

          (i) such Uniform Commercial Code termination statements, releases, reconveyance, and other documents and instruments which may be reasonably necessary to effect the transactions contemplated hereby;

          (j) an Assignment of Leases for property located in Dallas, Texas (two locations) and Southaven,
     Mississippi.

          (k)  such consents as are listed on Schedule 3.12(b)
     (delivered at Closing unless otherwise noted on Schedule 3.12(b));

          (l)  an Assignment and Assumption of Contracts;

          (m) the License Agreement described in Section 3.11 and in the form attached hereto as Exhibit 3.11;

          (n) a service agreement detailing the relationship between the Buyer and the Seller relating to transitional issues necessary for the successful integration of the Purchase Assets into the operations of the Buyer, a copy of which is attached hereto as
     Exhibit 2.2(n) (the "Service Agreement"); and

          (o) an owner's policy of title insurance in the amount of $3,000,000 of the Owned Real Property naming Buyer as the insured, as Buyer's interest may appear, written by First American Title Insurance Company, which policy shall guarantee the Seller's title to be in the condition called for by this agreement, except for mortgages, judgments or other liens which will be satisfied out of the proceeds of the sale. A commitment by such title company agreeing to issue such a title policy upon the recording of the proper documents as agreed herein, shall be deemed sufficient performance.

     2.3. Deliveries by the Buyer.  At the Closing, the
Buyer shall deliver, or cause to be delivered, the Purchase Price, pursuant to Section 1.4.

          (a) copy of the Unanimous Consent of Directors of the Buyer authorizing the execution, delivery and thereby the binding of the Buyer to the terms of this Agreement as well as authorizing those acts necessary to consummate the transactions as herein contemplated;

          (b) the opinion of counsel for the Buyer dated as of the Closing Date, in the form reasonably satisfactory to the Seller;

          (c) a certificate of the Secretary of the Buyer attesting to the incumbency and signatures of the appropriate officers of the Buyer and certifying as to
     (i) the Articles of Incorporation and By-laws of the Buyer attached thereto as true, correct and complete copies and that such Articles of Incorporation and By-laws have not been rescinded, superseded or otherwise modified since the date thereof and (ii) the Unanimous Consent of the Directors of the Buyer with respect to the transactions contemplated hereby as a true, correct, and complete copy and that such consent attached thereto has not been rescinded, superseded, or otherwise modified since the date thereof;

          (d)  the License Agreement described in Section 3.11;

          (e)  the Service Agreement described in Section 2.2(n); and

          (f) the compliance certificate executed by the appropriate officer of the Buyer required by Section 7.1.

     2.4. Joint Deliveries of the Parties. At the Closing, the Seller, and the Buyer shall jointly deliver or cause to be delivered: the Escrow Agreement, pursuant to Section 1.4(a).

     3.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND
THE TRUST

     To induce the Buyer to enter into this Agreement and consummate the transactions contemplated hereby, the Seller (to all representations and warranties of this Section 3 and the Trust (only as such may apply to the Owned Real Property), severally and not jointly, represent and warrant to the Buyer as follows (for purposes of this Agreement, the phrases "knowledge of the Seller" or the "Seller's knowledge", or words of similar import, mean the knowledge of the Management
Shareholders, members of the Board of Directors of the Seller, officers of the Seller, including facts of which such directors and executive officers, assuming the reasonably prudent exercise of their duties, are aware):

     3.1. Due Organization. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances, and orders of public authorities to own, operate, and lease its properties and to carry on its business in the places and in the manner as now conducted, except as such lack of qualification to do business shall not cause a material harm to the Business or to the value of the Purchased Assets. Schedule 3.l hereto contains a list of all jurisdictions in which the Seller is authorized or qualified to do business. The Seller has filed as a foreign corporation in all foreign jurisdictions in which the nature of its operations or assets required such qualification except where failure to so file would not cause a material harm to the Business or the Purchased Assets. The Articles of
Organization and Bylaws of the Seller are collectively referred to as the "Charter Documents". The Seller is not in violation of any Charter Documents.

     3.2. Authorization; Validity. Except for the approval by Seller's stockholders at the special meeting to be held on November 22, 2000 (as the same may be adjourned, the "Meeting"), the Seller has all requisite corporate power and authority to enter into and perform its obligations pursuant to the terms of this Agreement. The Seller has the full legal right, corporate power and authority to enter into this Agreement and the transactions contemplated hereby.
Each Management Shareholder has the full legal right and authority to enter into this Agreement and to perform his obligations contemplated by Section 9 of this Agreement. The execution and delivery of this Agreement by the Seller and the performance by the Seller of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Seller and the Management
Shareholders, and this Agreement has been duly and validly authorized by all necessary corporate action except for the approval to be sought at the Meeting.
As of the date hereof, the Sellers have received proxies from holders of at least seventy two percent
(72%) of the shares of capital stock of the Seller authorizing one or both the Management Shareholders to vote their shares in favor of the consummation of the transactions as herein contemplated. Proxies received by the Seller are composed, in part, of proxies executed and delivered by individual shareholders which represent at least forty three percent (43%) of the outstanding shares of capital stock of the Seller. On or prior to the date hereof, holders of the Seller's common stock have contributed shares of such common stock representing in excess of 28% of the total number of shares of Seller's common stock outstanding on the date hereof into a voting trust under the terms of a Voting Trust Agreement dated as of January 20, 1993 under which the Management Shareholders act as Trustees. This Agreement is a legal, valid, and binding obligation of the Seller and each Management
Shareholder, enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies
(regardless of whether enforceability is considered in a proceeding in equity or at law).

     3.3. No Conflicts. The execution, delivery, and performance of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof will not (upon receipt of the approval to be sought at the Meeting):

          (a) conflict with, or result in a breach or violation of, any of the Charter Documents;

          (b) conflict with, or result in a default (or would constitute a default but for any requirement of notice or lapse of time or both) under any material document, agreement, or other instrument to which the Seller is a party or by which the Seller is bound, or result in the creation or imposition of any Lien (other than a Permitted Lien) on any of the Purchased Assets pursuant to (i) any law or regulation to which the Seller or any of its property is subject, or (ii) any judgment, order, or decree to which the Seller is bound or any of its property is subject;

          (c) result in termination or any impairment of any permit, license, franchise, contractual right, or other authorization of the Seller or by which the Seller is bound, provided that the Seller obtains the consents set forth in Schedule 3.12(b); or

          (d)  violate any law, order, judgment, rule,
     regulation, decree, or ordinance to which the Seller is subject or by which the Seller is bound including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") (upon expiration or early termination of the applicable waiting period), together with all rules and regulations promulgated thereunder.

     3.4. Complete Copies of Materials. The Seller has made available to the Buyer true and complete copies of each agreement, contract, commitment, or other document (or summaries of same) related to the Business that is referred to in the Schedules.

     3.5. Seller Financial Conditions. The following financial conditions are true and accurate:

          (a) The Seller's net sales for the Business for the year ended December 31, 1999 were no less than One
     Hundred Eight Million Dollars ($108,000,000.00);

          (b) The Seller's net sales for the Business for the Interim Period were no less than One Hundred Four
     Million Five Hundred Thousand Dollars ($104,500,000.00);

          (c) The Seller's earnings before interest and taxes for the Business for the Seller's most recently completed fiscal year were no less than Seven Million
     Five Hundred Seventy Four Thousand Dollars ($7,574,000.00); and

          (d) The Seller's earnings before interest and taxes for the Business for the Interim Period were no less than Seven Million Four Hundred Sixty Two Thousand
     Dollars ($7,462,000.00).

     3.6. Financial Statements. Schedule 3.6 includes (a) true, complete and correct copies of the balance sheet of the Seller as of December 31, 1999 and the Seller's income statement of the Business for the year ended
December 31, 1999 (collectively, the "Seller
Financials") and (b) true, complete and correct copies of the Seller's unaudited balance sheet of the Business for the Interim Period (the "Interim Balance Sheet") as of October 31, 2000 (the "Balance Sheet Date") and the income statement for the Business for the Interim
Period (collectively, the "Interim Financials", and together with the Seller Financials, the "Financial
Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied except (i) with respect to the Interim Balance Sheet which has been prepared in accordance with generally accepted accounting principles not necessarily as consistently applied, (ii) in the case of the Interim
Financial Statements, for the absence of footnotes and normal year-end adjustments, and (iii) as described on
Schedule 3.6.  Each balance sheet included in the
Financial Statements presents fairly the financial condition of the Business as of the date indicated thereon, and each of the income statements included in the Financial Statements presents fairly the results of operations for the Business for the periods indicated thereon. Since the date of the Seller Financials, there have been neither any material changes in the Seller's accounting policies regarding the Business nor any events which shall require disclosure or recording in the Financial Statements.

     3.7. Absence of Undisclosed Liabilities.

          (a) There are no liabilities, nor any factual basis therefor, relating to the Business, the Purchased Assets, any acts or omissions of the Seller or any person for whom the Seller is legally responsible, or any portion thereof or interest therein, which will become the obligation or liability of Buyer, or otherwise be binding upon Buyer or the Purchased Assets on or after the Closing, other than the Assumed Liabilities. There is no liability, which is not disclosed in this Agreement or in any Schedule or Exhibit hereto and that will become an Assumed
     Liability, that would have a material adverse effect on the Purchased Assets, or the value thereof.

          (b)  For purposes of this Agreement, the terms
     "liability" and "liabilities" shall include, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation, or responsibility, either accrued, absolute, contingent, mature, unmatured, or otherwise and whether known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured.

     3.8. Permits. The Seller owns or holds all licenses, franchises, permits, and other governmental authorizations, including, without limitation, permits, titles (including, without limitation, motor vehicle titles and current registrations) necessary for the continued operation of the Business as it is currently being conducted (the "Permits"). The Permits are listed in detail on Schedule 3.8. The Permits are valid, and the Seller has not received any notice that any governmental authority intends to modify, cancel, terminate or fail to renew any Permit. The Seller has conducted and is conducting its business in compliance with the requirements, standards, criteria, and conditions set forth in the Permits and other applicable orders, approvals, variances, rules, and regulations, and is not in material violation of any of the foregoing. For purposes of this paragraph, "Permits" does not include "Environmental Permits" as defined in Section 3.17(c) hereof.

     3.9. Personal Property. Schedule 3.9 sets forth a complete and accurate list of all of the Tangible
Assets owned or leased by the Seller and used in the Business, including a list of all leases of Tangible
Assets, as of October 31, 2000 and as updated through the Closing Date for acquisitions and dispositions made in the ordinary course of the Business. All of the trucks, vehicles and other machinery and equipment, included in the Purchased Assets, are in good working order and condition, ordinary wear and tear excepted.
All leases set forth on Schedule 3.9 and the attachments thereto are in full force and effect and constitute valid and binding agreements of the Seller, and the Seller is not in breach of any of their respective terms.

     3.10. Contacts. The Seller owns those phone numbers, fax numbers and internet contact assets as listed on Schedule 3.10 (the "Contacts"). The Contacts are all of the phone, fax and electronic numbers, addresses, or contact information which are utilized by the Seller in the operation of the Business, certain of which Contacts will constitute Excluded Assets as listed on Schedule 1.1(c)(vi) which may be used by Buyer pursuant to the Transaction Service Agreement as noted therein.

     3.11. Intellectual Property.

          (a)  The Seller owns or possesses adequate,
     enforceable, and transferable long-term licenses or other rights to use, without payment, all copyrights, patents, trade names, trade secrets, trademarks, franchises, and similar rights now used or employed in the Business, including, but not limited to, the name "J.L. Hammett Company", "eZone", "Living Colors", or variations thereof, as well as any proprietary bidding and bid software (the "Intellectual Property") and such rights will not cease to be valid rights of the Seller by reason of the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby. It is noted that the use of the trade name "J.L. Hammett Company," "Living Colors" and "eZone" shall be retained by the Seller and may be utilized by the Buyer pursuant to the terms of the "License Agreement", a copy of which is attached hereto as Exhibit 3.11. The Intellectual Property, including such listed as Excluded Assets, will be retained by Seller and may be used by Buyer pursuant to the License Agreement.

          (b) All the Intellectual Property necessary or desirable to operate the Business in the manner presently conducted by the Seller is being provided to Buyer per the terms of the License Agreement and the Service Agreement.

          (c) Except as listed on Schedule 3.11(c), the Seller has no obligations to compensate any person for the use of any Intellectual Property (other than in the case of commercially available software for maintenance and other fees) nor has the Seller granted to any person any license, option or other rights to use in any manner any of its Intellectual Property, whether requiring the payment of royalties or not.

          (d) Except as listed on Schedule 3.11(d), the Seller has not received any notice of invalidity or infringement of any rights of others with respect to the Intellectual Property. No person has notified the Seller that it is claiming any ownership of or right to use such Intellectual Property. No person, to the knowledge of the Seller, is infringing upon any such Intellectual Property in any way. The use of the Intellectual Property by the Seller does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Intellectual Property, and no action has been instituted against or notices received by the Seller that are presently outstanding alleging that the use of the Intellectual Property infringes upon or otherwise violates any rights of a third party in or to such Intellectual Property.

     3.12. Contracts and Customers.

          (a) Schedule 3.12(a) contains a complete and accurate list of all material contracts, commitments, leases, instruments, agreements, written or oral, which are necessary for the operations of the Business as currently operated by the Seller (the "Contracts").
     The Buyer shall succeed to the Seller's rights, and assume the Seller's obligations, under the Contracts (as Assumed Contracts) as of Closing. The Seller has made available to the Buyer true, complete and correct copies of all the Contracts. Seller has made available to the Buyer a list of all customers of the Business. Seller has made available to the Buyer all pertinent information relating to such customers.

          (b) Each Contract, is valid and binding on the Seller and is in full force and effect and is not subject to any default of any material provision thereunder by any party obligated to the Seller pursuant thereto. The Seller has obtained all necessary consents, waivers and approvals of parties to any Contracts that are required in connection with any of the transactions contemplated hereby, or are required by any governmental agency or other third party or are required by the terms of such Contracts ("Third Party Consents"). All Third Party Consents are listed on Schedule 3.12(b).

          (c) Schedule 3.12(c) sets forth a complete and accurate list of all Significant Customers and Significant Suppliers. For purposes of this Agreement, "Significant Customers" are the ten (10) customers that have effected the largest aggregate amount of purchases, in dollar terms, from the Business during the nine-month ended September 30, 2000, and "Significant Suppliers" are the ten (10) suppliers who supplied the largest amount by dollar volume of school supply, equipment and/or furniture products to the Business during the nine-month ended September 30, 2000.

          (d) Schedule 3.12(d) contains a complete and accurate list of all Contracts (i) to which the Seller and any affiliate of the Seller or any officer, director or shareholder of the Seller are parties ("Related Party
     Agreements").

          (e) Except to the extent set forth on Schedule 3.12(e), (i) none of the Seller's Significant Customers has canceled or substantially reduced or, to the knowledge of the Seller, is currently attempting or threatening to cancel or substantially reduce, its purchasing relationship with the Seller, (ii) none of the Seller's Significant Suppliers has canceled or substantially reduced or, to the knowledge of the Seller, is currently attempting to cancel or substantially reduce, the supply of products or services to the Seller, (iii) the Seller has complied with all of its material commitments and obligations and is not in default under any of the Contracts, and no notice of default has been received with respect to any thereof, and (iv) there are no Contracts that were not negotiated at arm's length with third parties not affiliated with the Seller or any officer, director or shareholder of the Seller. The Seller has not received any material customer complaints concerning its products and/or services, nor has it had any of its products returned by a purchaser thereof except for normal returns and exchanges consistent with past history and those returns that would not result in a reversal of any material revenue.

     3.13. Government Contracts.

          (a) The Seller has no dispute pending before a contracting office of, nor any current claim (other than the Accounts Receivable) pending against, any agency or instrumentality of the United States
     Government or any state or local government, relating to a contract.

          (b) The Seller has not submitted any inaccurate, untruthful, or misleading cost or pricing data, certification, bid, proposal, report, claim, or any other information relating to a contract to any agency or instrumentality of the United States Government or any state or local government.

          (c) The Seller has not been suspended or debarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States Government, nor, to the knowledge of the Seller, has any suspension or debarment action been threatened or commenced. There is no valid basis for the Seller's suspension or debarment from bidding on contracts or subcontracts for any agency of the United States Government.

          (d) The Seller has not, with respect to any material government contract, received a cure notice advising the Seller that it is or was in default or would, if it failed to take remedial action, be in default under such contract.

     3.14. Inventory and Accounts Receivable.

          (a) The Seller has made and will make available to the Buyer, a complete, detailed and accurate list of all of the Inventory for every location of the Business as of November 10, 2000. Except to the extent reserved for in the Net Asset Schedule or Seller's Closing Net Asset Schedule, as applicable, the inventories of the Seller existing on the date hereof and reflected on the Net
     Asset Schedule or the Seller's Closing Net Asset
     Schedule, as applicable, are marketable and saleable in the ordinary course of business of the Business as conducted by the Seller prior to the Closing Date, and none of such inventories are obsolete, damaged or defective. The inventories relating thereto of the Seller shown on the Net Asset Schedule and Seller's
     Closing Net Asset Schedule, as applicable, are so reflected in accordance with GAAP and reflect reserves against such inventories due to obsolete, damaged or defective inventory.

          (b) The accounts receivable of the Seller are being collected through the Closing Date in the ordinary course of the Business. The Seller's accounts receivable reflected on the Net Asset Schedule and the Seller's Closing Net Asset Schedule, as applicable, have arisen in bona-fide arms length transactions in the ordinary course of the Business and, except to the extent reserved for in the Net Asset Schedule or the Seller's Closing Net Asset Schedule, as applicable, are valid and binding obligations of the account debtors without counterclaims, set-offs or other defenses thereto (other than returns and claims in the ordinary course of business, all of which have been reserved for in accordance with GAAP). The accounts receivable and reserves relating thereto of the Seller shown on the Net Asset Schedule and the Seller's Closing Net Asset Schedule, as applicable, are so reflected in accordance with GAAP.

     3.15. Purchased Assets. The Purchased Assets constitute all of the assets (whether tangible assets, intellectual property or otherwise) (i) that are material to, or (ii) that are necessary for, the conduct and operation of the Business, except for Excluded Assets and any assets the use of which is provided for in the License Agreement or the Services
Agreement, including those set forth on Schedule
1.1(c)(vi) and all are either owned by the Seller or leased under an Assumed Contract.

     3.16. Insurance. Schedule 3.16 sets forth a complete and accurate list, as of the Balance Sheet
Date, of all insurance policies carried by the Seller and all insurance loss runs or workmen's compensation claims received for the past two (2) policy years.
Except as set forth on Schedule 3.16, there are no pending, or to the best of the Seller's knowledge threatened or reasonably anticipated claims or actions against the Seller under any worker's compensation policy or long-term disability policy. The Seller has delivered to the Buyer true, complete and correct copies of all current insurance policies, all of which are in full force and effect. All premiums payable under all such policies have been paid and the Seller is otherwise in full compliance with the terms of such policies. All of such policies are represented to insure the Seller on an occurrence basis. To the knowledge of the Seller, there have been no threatened claims against, terminations of, or material premium increases with respect to, any of such policies.

     3.17. Environmental Matters.

          (a) Hazardous Material. As used herein the term "Hazardous Material" shall mean any substance that has been designated by or regulated under any Governmental Entity or applicable federal, state, local or other applicable law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, pollutant, contamination, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies properly and safely maintained. Except as listed on
     Schedule 3.17(a), to the Seller's knowledge there are no underground storage tanks and there has been no release of Hazardous Materials from, on, or under the Owned Real Property or any property operated, leased or occupied by the Seller in its operation of the Business, including the land and the improvements, ground water and surface water thereof.

          (b) Hazardous Materials Activities. The Seller has not transported, stored, used, manufactured, disposed of or released, or exposed its employees or others to, Hazardous Materials or disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Seller Hazardous Materials Activities") in violation of or in a manner which would give rise to liability under any Environmental Law.
     All environmental audits, inspections or related correspondence relating to the Purchased Assets which were known to the Seller shall be listed on Schedule 3.17(b). Copies of all documents listed on Schedule 3.17(b) shall be delivered to the Buyer prior to the Closing.

          (c) Environmental Permits. The Seller currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of the Seller's Hazardous
     Material Activities and the Business in accordance with applicable Environmental Laws as such activities and business are currently being conducted except to the extent that the absence of any such Environmental
     Permit would not have a material adverse effect on the Purchased Assets or the value thereof. All
     Environmental Permits are in full force and effect. To Seller's knowledge the Seller (i) is in compliance in all material respects with all terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the laws of all Governmental Entities relating to pollution or protection of the environment or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. To the Seller's knowledge, there are no circumstances that may prevent or interfere with such compliance in the future. Schedule 3.17(c) includes a listing and description of all Environmental Permits currently held by the Seller.

          (d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending against the Seller, or to the knowledge of the Seller, threatened concerning any Environmental Permit, Hazardous Material or any
     Seller Hazardous Materials Activity. There are no past or present actions, activities, circumstances, conditions, events, or incidents that could involve the Seller (or any person or entity whose liability the Seller has retained or assumed, either by contract or operation of law) in any environmental litigation, or impose upon the Seller (or any person or entity whose liability the Seller has retained or assumed, either by contract or operation of law) any material environmental liability including, without limitation, common law tort liability.

     3.18. Labor and Employment Matters.

          (a) Employment Matters. The Seller: (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to applicants for employment with the Business or Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages (other than in accordance with standard payroll practices) or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).
     Schedule 3.18(a) includes a true and complete list of all employees of the Business including employees supporting the international business of the Business located at Seller's headquarters in Braintree, Massachusetts ("Headquarters") but excluding any other employee located at Headquarters. Schedule 3.18(a) also includes and identifies those employees that are not expected to be actively working at the time of Closing. In each case such Schedule includes the current job title and compensation (including hourly rate or annual salary ) of each such individual and shall be sorted and listed by location and department.

          (b) Labor Matters. The employees of the Seller are not represented by any labor union. Except as set forth in Schedule 3.18(b) the Seller does not know of any activities or proceedings of any labor union to organize any Employees. Except as set forth in
     Schedule 3.18(b), to the knowledge of Seller, the Seller is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Seller. No work stoppage, slow down, or labor strike against the Seller is currently (nor has there been at any time during the past three (3) years) pending, threatened or reasonably anticipated. Except as set forth in Schedule 3.18(b), there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Seller, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints. Neither the Seller nor any of its subsidiaries has knowingly engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The
     Seller has no knowledge of any pending or threatened termination of employment of any employees of the Seller whose termination would cause an adverse effect on the Business.

     3.19. Employee Benefit Plans.

          (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 3.19(a)(i) below
     (which definition shall apply only to this Section
     3.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

               (i) "Affiliate" shall mean any other person or entity under common control with the Seller within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

               (ii) "Code" shall mean the Internal Revenue Code of 1986, as amended;

               (iii)  "COBRA" shall mean the Consolidated Omnibus
          Budget Reconciliation Act of 1985, as amended;

               (iv)   "DOL"  shall mean the Department of Labor;

               (v) "Employee" shall mean any current, former, or retired employee, officer, or director of the Seller or any Affiliate;

               (vi) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

               (vii)  "FMLA" shall mean the Family Medical Leave
          Act of 1993, as amended;

               (viii) "IRS" shall mean the Internal Revenue Service;

               (ix) "Seller Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Seller or any Affiliate for the benefit of any Business Employee.

          (b)  All Seller Employee Plans are listed on Schedule
     3.19. Each Seller Employee Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Seller Employee Plans.

Seller and its Affiliates have, prior to the Effective
Time materially complied with the health care continuation requirements of COBRA, the requirements of FMLA and any similar provisions of state law applicable to its Business Employees. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Seller Employee Plan activities) has been brought, or to the best knowledge of the Seller and the Management Shareholders is threatened, against or with respect to any Seller Employee Plan.

     3.20. Taxes. The Seller warrants and represents the following: (a) Seller has timely and accurately filed within the time period for filing or any extension granted with respect thereto, all federal state, local and foreign tax returns, reports, and estimates ("Returns") which it is required to file relating or pertaining to any and all taxes attributable to or levied upon the Purchased Assets and
(b) paid any and all taxes shown on any of the Returns that are due and payable prior to Closing. There are (and immediately following the Closing there will be) no liens or similar encumbrances on the Purchased
Assets relating or pertaining to taxes. Seller has no knowledge of any basis for the assertion of any claims which, would result in a lien or other encumbrance on the Purchase Assets or otherwise adversely effect Buyer or the Purchased Assets.

     3.21. Conformity with Law; Litigation. Except as set forth on Schedule 3.21, there are no material claims, actions, suits or proceedings, pending or, to the knowledge of the Seller, threatened against or affecting the Seller at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (a "Governmental Entity") and no notice of any such material claim, action, suit, proceeding or investigation, whether pending or threatened, has been received nor, to the knowledge of the Sellers, is there any reasonable basis for any such material claim, action, suit, proceeding or investigation. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against the Seller or against any of its properties or business.
The Seller has not violated any material law or regulation or any order of any Governmental Entity.
This Section 3.21 shall not apply to environmental matters described in Section 3.17 hereof.

     3.22. Absence of Changes.  Except as listed on
Schedule 3.22, and except as a result of or relating to the negotiation, execution, delivery, performance and/or announcement of this Agreement and the transactions contemplated hereby, since December 31, 1999, except as contemplated herein, there has not been:

          (a) any change that by itself or together with other changes, has had or could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets;

          (b) any events or transactions which are out of the ordinary course of business of the Business, which could reasonably be expected to have a material adverse effect on the Business or the Purchased Assets, including but not limited to accelerating the shipment of orders or canceling or otherwise reducing the order backlog of the Business as of the Closing Date;

          (c) any damage, destruction or loss (whether or not covered by insurance) materially and adversely affecting the Business or the Purchased Assets;

          (d) any breach or termination outside of the ordinary course of business of the Business of any material contract, agreement, lease, sublease, license, permit or other right to which the Seller is a party (other than those that would not have any material adverse effect on the Purchased Assets);

          (e) any material transaction by the Seller outside the ordinary course of business affecting the Business or the Purchased Assets;

          (f) the commencement or notice or, to the best knowledge of the Seller, threat of commencement of any lawsuit or proceeding against or investigation of the Seller of any of its affairs concerning the Business or the Purchased Assets;

          (g) any waiver of any material rights or claims of the Seller;

          (h) all sales commitments made for products of the Business are at prices not less than Inventory values plus selling expenses and profit margins consistent with Seller's prior experience in the Business; or

          (i) negotiation or agreement by the Seller or any officer or employee thereof to do any of the things described in the preceding clauses (other than negotiations with the Buyer and its representatives regarding the transactions contemplated by this Agreement).

     3.23. Relations with Government. The Seller has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause the Seller to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

     3.24. Disclosure. No representation or warranty by the Seller contained in this Agreement, in the Schedules attached hereto, or in any certificate furnished by the Seller to the Buyer in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the Seller that would cause a material adverse effect to the Business; provided, however, that (i) changes in general (national, regional or local) economic, or regulatory conditions or changes in the Business' industry ("Industry Conditions"), or (ii) this Agreement, the transactions contemplated hereby, or an announcement or indication thereof, or any actions taken by the Buyer hereunder or in contemplation hereof, or any actions which the Seller was required to take hereunder, or any direct contact of the Buyer or any of its representatives with any of the customers or suppliers or potential customers or suppliers, or any of the employees of the Seller (including any departure of any such employee) ("Agreement Conditions"), shall not constitute a material adverse effect.

     3.25. Catalog and Catalog Information.  Schedule
3.25 lists all variations of catalogs of the Business for the current year and next year, all information and in process work for future catalogs of the Business which are owned by the Seller including but not limited to the beginning and ending date for each catalog and a detailed listing of the prepaid catalog account for the Business, showing the remaining unamortized cost on a catalog by catalog basis. Also Schedule 3.25 identifies all mailing lists utilized by Seller in the Business.

     3.26. Absence of Shareholder Claims. Except as set forth in Schedule 3.26, no Shareholder has any claims against the Business or the Purchased Assets.

     3.27. Sufficiency and Title to the Purchased
Assets. Upon consummation of the transactions contemplated hereby, Buyer will have acquired good and marketable title in and to, or a valid leasehold interest in, each of the Purchased Assets, free and clear of all Liens, except for Permitted Liens.

     3.28. Real Property.

          (a) For purposes of this Agreement, "Real Property" means all interests in real property which shall include the Owned Real Property including, without limitation, leaseholds and subleaseholds, purchase options, rights of first referral, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon, together with any additions thereto or replacements thereof, used by or useful to the Business.

          (b) Schedule 3.28 contains a complete and accurate description of all Real Property (including street address, legal description (where known), owner, and Seller's use thereof) and, to the Seller's knowledge, Liens thereon.

          (c)  Except as set forth in Schedule 3.28:

               (i) The Seller has an exclusive right to use, possess, and quietly enjoy the Real Property set forth in the Leases.

               (ii) There are no parties other than the Seller in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof.

               (iii) All oral or written leases, subleases, licenses, concession agreements or other use or occupancy agreements pursuant to which the Seller leases from any other party any Real Property, including all amendments, renewals, extensions, modifications or supplements to any of the foregoing or substitutions for any of the foregoing (collectively, the "Leases") are valid and in full force and effect, except where any such failure would not reasonably be expected to harm the Business or the Purchased Assets in an amount to exceed Twenty Five Thousand Dollars ($25,000.00). True, complete and correct copies of all of the Leases, all amendments, renewals, extensions, modifications or supplements thereto, and all material correspondence related thereto, including all correspondence pursuant to which any party to any of the Leases declared a default thereunder or provided notice of the exercise of any operation granted to such party under such Lease are attached hereto as Schedule
          3.28. The Leases and the Seller's interests thereunder are free of all Liens. The Seller has not received any notice of default under any of the Leases, and the Seller is in full compliance with the terms and provisions of the Leases and there are no material maintenance or capital improvement obligations related thereto.

               (iv) The Real Property and its continued use, occupancy and operation in the conduct of the Business comply with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including, without limitation, applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, the "Laws"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Seller has obtained all approvals of governmental authorities (including certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property.

               (v) The Real Property and its continued use, occupancy and operation as used, occupied and operated in the conduct of the Business does not constitute a nonconforming use and is not the subject of a special use permit under any applicable Law.

               (vi) No notice from any governmental authority has been served upon the Seller claiming any violation of any law (including any code, rule, regulation, zoning or building ordinance or health or safety ordinance), or requiring or calling attention to the need for any work, repairs, construction, alterations, or installations on or in connection with such Real
          Property which has not been complied with.

               (vii)  No portion of the Real Property or the
          structures used in the conduct of the Business has suffered any damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition in accordance with the terms of the relevant lease.

               (viii) All real property taxes and assessments that are due and payable with respect to the Real Property have been paid or will be paid at or prior to Closing.

               (ix) The Trust has fee title to the Owned Real Property free of all liens and encumbrances, except (A) Permitted Liens and (B) as set forth on Schedule 3.28 which will be released at or prior to Closing, and is properly authorized to transfer title of the Owned Real Property to the Buyer as of the Closing. Further the condition of the Owned Real Property satisfies all of the conditions, terms, representations, and warranties of this Section 3.28, as well as other applicable provisions of this Agreement.

     3.29. Seller's Solvency. The Seller is solvent, is able to pay its debts as they become due, has capital sufficient to carry on its business as presently conducted and proposed to be conducted, and owns property which has both a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due. The Seller will not be rendered insolvent by the transactions contemplated by this Agreement, and following the consummation of such transactions, the Seller will be able to pay its debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property which has a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due.

     3.30. Required Governmental Filings and Consents.
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for under the HSR Act filing.

     3.31. No Violations.  Neither the Seller nor the
Trust has received notice that it is or would be with the passage of time, (a) in violation of any provision of its Charter Documents (for the Trust would include all relevant governing documents including but not limited to its trust agreement as currently amended) or
(b) in default or violation of any term, condition or provision of (i) any material judgment, decree, order, injunction or stipulation applicable to the Seller or
(ii) any material agreement, note, mortgage, indenture, contract, lease or instrument, permit, concession, franchise or license to which the Seller or the Trust is a party or by which the Seller, the Trust or its properties or assets may be bound, in each case to the extent any such violation or default will impact the Business, or the Purchased Assets after the Closing.

     4.   REPRESENTATIONS OF THE BUYER

     To induce the Trust, the Seller and the Management
Shareholders to enter into this Agreement and consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller and the Management Shareholders as follows:

     4.1. Due Organization. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wisconsin. The Buyer is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its respective business in the places and in the manner as now conducted.
Copies of the Articles of Incorporation and the Bylaws, each as amended, the Buyer (collectively, the "Charter Documents") have been made available to the Seller.
The Buyer is not in violation of any Charter Document.

     4.2. Authorization; Validity of Obligations. The representatives of the Buyer executing this Agreement have all requisite corporate power and authority to enter into and bind the Buyer to the terms of this Agreement. The Buyer has the full legal right, power and corporate authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by the Buyer and the performance by the Buyer of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Buyer, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditors' rights and (ii) general principles of equity that restrict the availability of equitable remedies
(regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.3. No Conflicts. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not:

          (a) conflict with, or result in a breach or violation of the Charter Documents;

          (b) subject to compliance with any agreements between the Buyer and its lenders, conflict with, or result in a default (or would constitute a default but for a requirement of notice or lapse of time or both) under any document, agreement or other instrument to which the Buyer is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of the Buyer's properties pursuant to (i) any law or regulation to which the Buyer or any of their respective property is subject, or (ii) any judgment, order or decree to which the Buyer is bound or any of their respective property is subject;

          (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of the Buyer; or

          (d)  violate any law, order, judgment, rule,
     regulation, decree or ordinance to which the Buyer is subject, or by which the Buyer is bound, (including, without limitation, the HSR Act, (upon expiration or early termination of the applicable waiting period), together with all rules and regulations promulgated thereunder).

          (e) the Buyer understands and agrees that there are no other warranties, representations, or covenants, express or implied which apply to the Seller or the

     Management Shareholders, except for those set forth herein or referred to by reference to another document as described herein, if executed by the Seller or any of its Management Shareholders.

     4.4. Financial Capacity. The Buyer (i) has adequate bank facilities in place which, either alone or with cash presently on hand, will provide sufficient funds to pay the amounts payable hereunder, including the Purchase Price, in accordance with the terms of this Agreement, and to consummate the transactions contemplated hereby and (ii) will have on the Closing
Date sufficient funds to pay the amounts payable hereunder pursuant to the terms of this Agreement.
Buyer's bank and other credit facilities permit Buyer to borrow money under such facilities or, if necessary, other facilities, and use such funds to pay the amounts payable hereunder, in accordance with the terms of this Agreement and to consummate the other transactions contemplated hereby. Buyer is not aware of any matter relating to Buyer which would prevent it from fulfilling its obligations hereunder and consummating the transaction contemplated by this Agreement.

     5.   COVENANTS AND AGREEMENTS

     5.1. Reserve for Certain Liabilities. The Seller shall, so far as is practicable, apply as much of the Purchase Price, as may be adjusted, paid under this Agreement as may be necessary to satisfy the Seller's liabilities under its existing Credit Facilities and for Taxes and other expenses related to the transactions contemplated hereby.

     5.2. WARN.

          (a) Seller shall be solely responsible for providing any notices required under the Worker Adjustment and Retraining Notification Act ("WARN") and any comparable state or local law occasioned by any employment losses occurring before and including the time of Closing and agrees to indemnify Buyer from and against its failure to provide any required notice in accordance with this Paragraph.

          (b) Buyer shall be solely responsible for providing any notices required under WARN and any comparable state or local law occasioned by any employment losses occurring after the time of the Closing, including any decision by it not to hire the Seller's terminated workers following the Closing, and agrees to indemnify Seller from and against its failure to provide any required notice in accordance with this Paragraph.
     Seller agrees to provide Buyer with such information and assistance as may be necessary to permit Buyer to discharge its duties under this Paragraph.

     5.3. Tax Matters.

          (a) Tax Returns. The Seller shall be responsible for timely filing all federal and state income tax returns of the Seller and for paying all income taxes attributable to the income of the Seller for all periods prior to and including the Closing Date.
     Further the Seller shall be responsible for that portion of sales, use, real, personal, other property or other income (if any) taxes attributable to periods prior to the Closing Date, except for those liabilities that are included as Assumed Liabilities.

          (b)  Allocation of Adjusted Purchase Price.  Seller and
     Buyer agree to allocate the Purchase Price, as adjusted, (and all other relevant amounts) in accordance with the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") as specifically set forth by Seller and Buyer on
     Schedule 5.3(b) hereto. Seller shall provide an updated schedule to reflect the Purchase Price adjustment pursuant to Section 1.5(c) within thirty
     (30) days of such adjustment. Seller and Buyer shall consistently use such allocation in satisfying any and all reporting requirements of the Internal Revenue
     Service ("IRS") and any state, local or other taxing authority. Seller and Buyer also agree to file IRS
     Form 8594 consistently with the foregoing and in accordance with Section 1060 of the Code.

          (c) Responsibility for Taxes. Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the Purchased Assets and/or the Business to the Buyer and any recording or filing fees with respect thereto incurred on any date prior to and including the Closing Date shall be the responsibility of the Seller. The Seller hereby indemnifies and agrees to hold the Buyer harmless from, against and in respect of any U.S. federal, state or municipal Tax liability (including interest and penalties), if any, incurred by or imposed upon the Buyer resulting from or as a consequence of the sale of Purchased Assets or assumption of Assumed Liabilities by the Buyer contemplated hereby (including without limitation, any such Tax liability arising pursuant to
     Section 1374 of the Code or state counterpart, if applicable) on or prior to the Closing Date. In the event Buyer is audited by the IRS or a state taxing authority pertaining to the purchase of Purchased Assets or assumption of Assumed Liabilities, Buyer shall immediately notify Seller in writing of such audit.

     5.4. Employment by the Buyer of Seller Employees.

          (a) Effective as of the Closing Date, Buyer shall make an offer of employment to all Business Employees. Those Business Employees who accept such offers of employment shall be referred to herein as the "Transferred Employees". Each offer of employment to Business Employees shall include the following terms which shall be effective through December 31, 2000:
     (i) employment terminable at will at the same rate of base pay in effect for the Transferred Employee immediately prior to the Closing Date and for incentive bonus and sales compensation programs which, if the specified goals are achieved, will result in total compensation that is no less than in effect for the Transferred Employee immediately prior to the Closing Date; (ii) employment to be performed at the same geographic location of the Transferred Employee with Seller immediately prior to the Closing Date, with the exception of the warehouse manager located in the Dallas Texas area; and (iii) a benefits package for the Transferred Employee (including, without limitation, pension, welfare and fringe benefits) which collectively and, subject to the provisions of Section 5.4(f) and the deductible requirements of Seller's medical insurance policies, are substantially equivalent to the benefits package provided to similarly situated employees of Buyer, the current substantive terms of which are summarized in Schedule 5.4(a). In accordance with its obligations under applicable family and medical leave act laws, Buyer shall make an offer of employment to all Business Employees who are identified by the Seller in accordance with Section 3.18(a) who are expected to be absent from work with the Business on the Closing Date.

          (b) For purposes of this Agreement, the term "Business Employees" is hereby defined as follows:
     (i) all persons actively employed by Seller in the Business immediately before Closing; and (ii) all employees of Seller who are absent from work with the Business on account of vacation, sickness, disability or leave of absence at Closing or for whom an obligation to recall, rehire or otherwise return to employment exists under a contractual obligation or law. The "Business
     Employees" shall be listed on Schedule 3.18(a) less and excluding those individuals listed on Schedule 5.4(b) by the Seller who shall remain employees of the Seller on and after the Closing Date.

          (c) After the Closing Date, Seller shall not be responsible for wages, salaries and other employee benefits for Transferred Employees for service of such Transferred Employees with Buyer with the exception of providing COBRA benefits in accordance with applicable law. As of the Closing Date, the Business Employees shall cease active participation in each Employee Plan and no additional benefits shall be accrued thereunder for such employees. Seller shall be liable for, accrue for and pay all claims for benefits under the Employee Plans, which are incurred prior to the Closing Date. For purposes of this Agreement, the following claims shall be deemed to be incurred as follows: (i) life, accidental death and dismemberment and business travel accident insurance benefits, upon the death or accident giving rise to such benefits; (ii) health, dental and/or prescription drug benefits, upon provision of such services, materials or supplies; and (iii) long-term disability benefits, upon the approval by the carrier of the individual for long-term disability eligibility.

          (d) Buyer shall recognize each Transferred Employee's original date of hire with Seller for determining eligibility and vesting and shall give each Transferred Employee credit for such purposes, under each employee benefit plan, program or arrangement of Buyer, including for purposes of accrued vacation days;
     provided, however, Buyer shall not recognize any Transferred Employee's original date of hire with Seller for purposes of benefit accrual under any qualified or non-qualified defined benefit pension plan. Buyer shall waive any pre-existing condition limitation under each of Buyer's welfare benefit plans for any condition of a Transferred Employee that would have been covered under such plan had service of such Transferred Employee with Seller been service with Buyer. Seller shall be responsible for the administration of and shall assume any and all obligations arising under COBRA with respect to the Transferred Employees and their beneficiaries who are eligible to exercise their rights to such coverage as a result of qualifying events occurring before, up to, and including the time of Closing. Buyer shall be responsible for the administration and shall retain liability for all obligations arising under COBRA with respect to the Transferred Employees and their beneficiaries who are eligible to exercise their rights to such coverage as a result of qualifying events occurring after Closing. Seller agrees to utilize its best efforts to permit

     Buyer to succeed it under the
     Seller's Blue Cross HMO arrangement with respect to Transferred Employees covered under such arrangement as of the Closing Date and Buyer agrees to use its best efforts to facilitate its succession to Seller under the Seller's Blue Cross HMO arrangement as of Closing Date. Transferred Employees not participating under the Seller's Blue Cross HMO arrangement will be provided with coverage under Buyer's health insurance policy effective January 1, 2001. Buyer agrees to reimburse Seller for the full COBRA premium cost for Transferred Employees not participating in Buyer's health insurance policies or arrangements until January 1, 2001 within ten (10) days of presentation of invoice.

          (e)  Buyer shall provide to any Transferred
     Employees whose employment with Buyer is terminated other than for cause (which shall mean gross negligence or dereliction in the performance of such employee's duties, dishonesty or commission of a crime) benefits equal to or greater than Buyer's written severance guidelines applicable to Transferred Employees that are terminated due to a reorganization as set in
     Schedule 5.4(e). Any Transferred Employees who are terminated within twelve (12) weeks of Closing shall be treated as being terminated in connection with a reorganization.

          (f) Buyer agrees to credit Transferred Employees with all earned and/or accrued vacation days and personal days accrued through the Closing date to which they are entitled under Seller's vacation and personal day policies upon their employment with Buyer, and with length of service affecting the rate of accrual of vacation days, and to advise those employees of same. Buyer agrees to pay the Transferred Employees their accrued but unused vacation pay as of the Closing Date upon the request of any such Transferred Employee, but under no circumstances shall Buyer be obligated to provide vacation benefits (in the form of paid leave and/or pay in lieu of paid leave) which exceeds the amount due under the Buyer's vacation policy with due credit for vested accruals under Seller's vacation plan. The accrued liability for vacation days and personal days will be properly recorded by the Seller on Schedules 1.2 and 1.4(a) in accordance with GAAP.

     Seller shall prepare and furnish Forms W-2 to all employees of the Business, including current employees of the Business, including current employees of the Business who accept offers of employment from Buyer, for all periods prior to the Closing Date and with respect to all remuneration paid to such employees by the Seller prior to the Closing Date.

     5.5. Distributions. From the date of this Agreement through the later of (a) the expiration of the period as provided for in Section 8.2(c)(ii) herein; or (b) final resolution of any indemnity claim under Section 8 of this Agreement, which indemnification is the responsibility of the Seller, the Seller shall not make any extraordinary distributions, considering its past practices, to its shareholders; provided, however, that distributions not exceeding $8,000,000.00 in the aggregate shall be deemed to not constitute extraordinary distributions.

     5.6. Cooperation.

          (a) The Seller, Management Shareholders, and the Buyer shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such instruments as the other may reasonably request for the purpose of carrying out this Agreement and, after the Closing, the Seller and the Management Shareholders shall cooperate, at the Buyer' expense, with all reasonable requests of the Buyer in connection with the Buyer's preparation and filing of a current Report on Form 8-K with respect to the transactions contemplated by this Agreement including, but not limited to, obtaining audited financial statements for the Business. In connection therewith, if required, the president or chief financial officer of the Seller shall execute any documentation reasonably required by the Buyer or the Buyer's independent public accountants (in connection with such accountant's audit of the Business), which shall be limited to standard representation letters that do not impose personal liability and that shall be consistent with the representations and warranties contained in Section 3 hereof.

          (b) The Management Shareholders and the Seller shall cooperate and use their reasonable efforts to have the present officers, directors and employees of the Seller cooperate with the Buyer on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date subject to preservation of any applicable attorney-client privilege.

          (c) Each party hereto shall cooperate in obtaining all consents and approvals required under this Agreement to effect the transactions contemplated hereby.

          (d) The Seller shall for the benefit of the Buyer, segregate the Purchased Assets and Assumed Liabilities from the Seller's Other Business in electronic format using the Seller's existing management information systems, so as to properly and accurately establish the opening asset and liability balances of the Business purchased by the Buyer and to facilitate processing the transactions of the Business purchased by the Buyer post-Closing using the Seller's management information systems which post-Closing transactions are covered in the Services Agreement described in Exhibit 2.2(n).

     5.7. Accounts Receivable and Accounts Payable.  The
Seller shall notify the Buyer promptly in the event that any legal action is intended to be taken to collect any accounts receivable following the Closing
Date. Further the Seller's accounts payable are and shall be paid through the Closing Date and thereafter by the Seller within the terms of said accounts payable and in the ordinary course of the Business, consistent with past practices of the Seller in the operation of the Business.

     5.8. Post-Closing Site Characterization.

          (a) After Closing, Buyer agrees to grant to Seller and Seller's agents permission to enter upon the Owned Real Property, rent-free, to conduct all investigations (the "Site Characterization") reasonably necessary to obtain an insurance policy to insure against potential environmental liabilities retained by Seller under the terms of this Agreement. Such right of entry shall include without limitation: (i) reasonable access to all documents and records concerning the Owned Real Property and the business operations conducted thereon as such reasonably pertain to or are necessary to obtain the insurance policy; (ii) access, ingress and egress to and across all improvements, structures, utilities, facilities, and all other portions of the Owned Real Property, whether improved or unimproved;
     (iii) the right to install wells and soil boring holes on, and to remove soil and water samples from, the Owned Real Property as are reasonably necessary to obtain the insurance policy; (iv) the right to bring onto the Owned Real Property such equipment as may be necessary to conduct the Site Characterization; and (v) the right to connect to and use existing utilities at the Owned Real Property.

          (b) Seller shall provide Buyer five (5) days written notice (which may be verbal) prior to entering onto the Owned Real Property, and shall make reasonable efforts to avoid materially interfering with Buyer's use of the Owned Real Property. Seller shall (i) insure that all contractors have adequate insurance coverage, including appropriate pollution liability and error and omissions, (ii) restore the property to the same condition as existed prior to the performance of the work, and (iii) shall defend, hold harmless, and indemnify Buyer from and against any and all claims, damages, losses, cash, expenses, liabilities, or obligations arising out of or relations or relating in any way to the performance of the Site Characterization including, without limitation the environmental condition of the Owned Real Property.

          (c) Seller agrees that all reports, together with all data, analyses and other material prepared or compiled by or on behalf of Seller during its site investigations (collectively, the "Site Information") shall be used solely by the Seller for the purposes of obtaining environmental insurance, and shall not be disclosed to third parties except as necessary or convenient to achieve that purpose, or to the extent compelled by law.

          (d) Seller agrees to use its best efforts to minimize any business disruption which may result from the exercise of its rights hereunder.

     6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

     The obligation of the Buyer to purchase the Purchased Assets is subject to the satisfaction or waiver, at or before the Closing, of the following conditions and deliveries:

     6.1. Representations and Warranties; Performance
Obligations. All of the representations and warranties of the Seller and the Trust (only as such may apply to the Owned Real Property) contained in this Agreement shall be true and correct and complete in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Seller and the Trust
(only as such may apply to the Owned Real Property) on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and a certificate to the foregoing effects dated the Closing Date and signed on behalf of the Seller and the Trust shall have been delivered to the Buyer.

     6.2. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Buyer's proposed purchase of the Purchased Assets shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.
There shall be no action, suit, claim or proceeding of any nature pending or threatened, relating to or affecting the Purchased Assets or the Business that could materially or adversely affect the Purchased
Assets or the Business.

     6.3. Consents and Approvals. All necessary material consents of, and filings with, any governmental authority or agency or third party, relating to the consummation by the Seller of the transactions contemplated hereby, shall have been obtained and made except where the failure to so obtain or make does not have a material adverse effect. Any waiting period applicable to the consummation of the transaction as contemplated under this Agreement under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     6.4. Deliveries. The Seller and the Shareholders shall have made such deliveries as are called for by this Agreement.

     6.5. No Material Adverse Effect. No event, fact or condition shall have occurred or be existing that would reasonably be expected to have a material adverse effect on the Purchased Assets or the Business other than Industry Conditions and Agreement Conditions (as such terms are defined in Section 3.24, above); and Buyer shall have received a certificate signed on behalf of the Seller and the Shareholders dated the Closing Date to such effect.

     6.6. Charter Documents; Authority. The Buyer shall have received (a) a copy of the Bylaws of the Seller certified by the Secretary of the Seller and (b) other documents Buyer may reasonably request relating to the existence of the Seller and the authority of the Seller for this Agreement.

     6.7. Dismissal of Litigation. Upon the Closing, the Seller will dismiss with prejudice, on the merits and without costs, the lawsuit presently pending in Angelina County, Texas, entitled J.L. Hammett Co. v.
School Specialty, Inc., Bill Stevens and Bill Arnold,
Cause No. 32,877-00-3 (the "Texas Suit"). The parties hereto will exchange full and complete mutual general releases of any and all claims they may have against such other, including also any claims against any employees of each other. The releases to be provided will not be a release of any claims for breach of this or any other document executed in connection with the transactions as described in the Agreement.

     6.8. Repayment of Indebtedness/Release of Liens.
The Seller and the Trust shall have delivered to the Buyer satisfactory evidence that the indebtedness secured by Liens on the Purchased Assets described in Section 3.12 will be repaid in full at Closing, and any commitments to lend thereunder will have been terminated, concurrently with the Closing.

     6.9. Shareholder Approval. The Buyer shall have received evidence, in a form reasonably acceptable to Buyer's counsel, from the Seller, indicating that the requisite shareholder approval of the Seller and is currently effective as of Closing, to approve the consummation of the transactions herein contemplated has been obtained.

     7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND
MANAGEMENT SHAREHOLDERS    The obligations of the
Trust, the Seller and the Management Shareholders to sell the Purchased Assets is subject to the satisfaction or waiver, at or before the Closing, of the following conditions:

     7.1. Representations and Warranties; Performance
Obligations. All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct and complete in all material respects on and as of the Closing Date as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and a certificate to the foregoing effects dated the Closing
Date and signed on behalf of the Buyer shall have been delivered to the Seller.

     7.2. Litigation. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Buyer's proposed purchase of the Purchased Assets or issued against the Buyer regarding the purchase of the Purchased Assets and the assumption of Assumed
Liabilities shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending.

     7.3. Consents and Approvals. All necessary consents of, and filings with, any governmental authority or agency or third party relating to the consummation of the Buyer of the transactions contemplated herein, shall have been obtained and made. Any waiting period applicable to the consummation of the transaction contemplated herein under the HSR Act shall have expired or been terminated, and no action by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of the transactions contemplated hereby shall be pending.

     7.4. Dismissal of Litigation.  Upon the Closing the
Buyer will dismiss with prejudice, on the merits and without costs, any counterclaims it has or may assert in the Texas Suit. The parties hereto will exchange full and complete mutual general releases of any and all claims they may have against such other, including also any claims against any employees of each other.
The releases to be provided will not be a release of any claims for breach of this or any other document executed in connection with the transactions as described in the Agreement.

     7.5. Deliveries. The Buyer shall have made such deliveries as are called for by this Agreement.

     7.6. Shareholder Approval. The Seller shall have received the requisite approval of the Shareholders of Seller at the Meeting.

     8.   INDEMNIFICATION

     8.1. General Indemnification by the Seller and the Trust. Each the Seller and the Trust (only as it regards the Owned Real Property) do jointly and severally covenant and agree to indemnify, defend, protect and hold harmless the Buyer and its officers, directors, employees, stockholders, assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest
(including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements)
(collectively, "Damages") suffered, sustained, incurred or paid by any Indemnified Party in connection with, resulting from, or arising out of, directly or indirectly, but excluding exemplary, special, or punitive damages pursued by the Buyer other than for reimbursement of same based upon the payment by Buyer to a third party:

          (a) any liability of the Seller which is not an Assumed Liability and which relates to the Business or the operations or assets of the Seller prior to the date hereof, or the actions or omissions of the Seller's directors, officers, shareholders, employees or agents prior to the date hereof (including any liability, which is not an Assumed Liability, that becomes a liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); or the operations or assets of the Seller prior to the Closing Date; or

          (b) any breach of any representation or warranty of the Seller set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of the Seller in connection herewith; or

          (c) any breach of any covenant or agreement on the part of the Seller set forth in this Agreement; or

          (d) any claim for fees or commissions of any broker or agent employed or alleged to have been employed by the Seller; or

          (e) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.

     8.2. Limitation and Expiration.  Notwithstanding the above:

          (a) there shall be no liability for indemnification under Section 8.1 unless, the aggregate amount of Damages exceeds $800,000.00 (the "Indemnification Deductible") whereupon only the amount of such claims in excess of the Indemnification Deductible shall be recovered by any Indemnified Party; provided, however, that the Indemnification Deductible shall not apply to
     (i) adjustments to the Purchase Price pursuant to
     Section 1.4 or Section 1.5; (ii) breaches of the covenant relating to tax matters contained in
     Section 5.3; (iii) Section 3.17 (environmental matters), Section 3.20 (taxes), or Section 3.21 (conformity with law; litigation), (iv) Damages arising from or related to liabilities of the Seller that are not Assumed Liabilities, including without limitation Damages under Section 8.1(a), above, or (v) any liability of the Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law);

          (b) the aggregate amount of the Seller's liability under this Section 8 shall not exceed $25,000,000.00, provided, however, that the Seller's liability for Damages arising out of any (i) breaches of the covenant relating to tax matters contained in Section 5.3, or
     (ii) breaches of the representations and warranties made in Section 3.17 (environmental matters),
     Section 3.20 (taxes), or Section 3.21 (conformity with law; litigation), shall not be subject to such limitation;

          (c)  the indemnification obligations under this
     Section 8, or in any certificate or writing furnished in connection herewith, shall terminate at the date that is the later of clause (i) or (ii) of this
     Section 8.2(c):

               (i) (A) with respect to claims relating to or arising out of breaches of the covenant relating to tax matters contained in Section 5.3, or breaches of the
          Section 3.20 (taxes) the date that is six (6) months after the expiration of the longest applicable federal or state statute of limitation (including mutually agreed-upon extensions thereof), or (B) with respect to representations and warranties made in Section 3.17 (environmental matters) seven (7) years after the Closing Date, or (C) with respect to representations and warranties made in Section 3.21 (conformity with law; litigation) five (5) years after the Closing Date; or

                      (1)  with respect to all claims
               other than those referred to in clause
               (i)(1) of this Section 8.2(c), eighteen
               (18) months after the Closing Date (the
               "Eighteen Month Anniversary"); or

               (ii) the final resolution of claims or demands pending as of the relevant dates described in clause (i) of this Section 8.2(c) (such claims referred to as "Pending Claims").

     8.3. Indemnification Procedures. All claims or demands for indemnification under this Section 8 ("Claims") shall be asserted and resolved as follows:

          (a) In the event that any Indemnified Party has a Claim against any party obligated to provide indemnification pursuant to Section 8.1 or Section 8.7 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party against an Indemnifying Party, the Indemnified Party shall within thirty (30) days of receipt of a written demand for a Claim, notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this
     Section 8.3(a), the Indemnified Party shall respond in a written statement to the objection within thirty (30) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties).

          (b)  (i)    In the event that any Claim for which
     the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified
     Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party. The Indemnifying Party shall have thirty (30) days from date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated), prior to and during the Notice Period, to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

               (ii) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim, the Indemnifying Party shall defend the Indemnified Party against such Third Party Claim by appropriate proceedings, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim
          (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party
          Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified
          Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in and control, the defense of such Third Party Claim at the sole cost and expense of the Indemnified Party.

          (c) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim under a Claim Notice, and an Indemnified Party may make a Claim hereunder, for Damages, excluding exemplary, special, or punitive damages pursued by the Indemnified Party other than for reimbursement of same based upon the payment by an Indemnified Party to a third party, provided the Claim Notice sets forth the specific basis for any such Claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

          (d) The Indemnified Party agrees to give the Indemnifying Party written notice of any actual, threatened or possible claim or demand which may give rise to a right of indemnification within fifteen (15) days of becoming aware of the foregoing.

          (e) The parties will make appropriate adjustments for any Tax benefits and/or Tax detriments (excluding the tax effect of deductions for amounts not paid by the Seller due to the Indemnification Deductible)
     (calculated at a tax rate of 40%) or insurance proceeds in determining the amount of any indemnification obligation under this Section 8, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

     8.4. Survival of Representations, Warranties and
Covenants. All representations, warranties and covenants made by the Seller, the Trust, and the Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The representations and warranties of the Seller will survive the Closing and will remain in effect until, and will expire upon, the termination of the indemnification obligations with respect to any such representation and warranty as provided in Section
8.2. The representations of the Buyer will survive the Closing and will remain in effect until, and will expire on a date that is eighteen (18) months after the Closing Date.

     8.5. Remedies. Notwithstanding anything contained in this Agreement to the contrary, from and after the Closing, except: (i) as set forth in Section 9.2 with respect to matters set forth in Section 9 hereof, (ii) with respect to matters resulting from or involving a fraudulent misrepresentation, (iii) for injunctive or equitable relief to compel performance of the covenants set forth in Section 5.6, above, and (iv) matters relating to the Service Agreement and License Agreement delivered in connection herewith (the "Excluded
Matters") the provisions of this Section 8 shall be the sole recourse of the parties hereto, or any affiliate thereof, for any breach, misrepresentation or other matters relating to or arising in connection with this Agreement and any of the agreements, documents or instruments executed and delivered in connection herewith and therewith and any of the transactions contemplated hereby or thereby, and such recourse is explicitly limited to the amounts and time limits set forth in Section 8.2 hereof and to the claims as set forth in Section 8.1 hereof. With respect to the Excluded Matters, the remedies set forth in this
Section 8 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to the Indemnified Parties under any other agreement or pursuant to statutory or common law, including the right to enforce specifically the covenants set forth in this Agreement by injunctions or restraining orders.

     8.6. Arbitration.

          (a) Except as set forth in Section 1.5 with respect to adjustments to the Purchase Price and in Section 9.2 with respect to matters set forth in Section 9 hereof, any dispute ("Arbitrated Disputes") arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by binding arbitration administered by the American Arbitration Association ("AAA") in Chicago, Illinois, and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules"). The hearing locale shall be Chicago, Illinois. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within five (5) days after an Arbitrated Dispute is submitted for arbitration under this Section 8.6, to preside over the arbitration and resolve the Arbitrated Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial contracts. The parties shall have three (3) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within three (3) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

          (b) The Arbitrator's decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

          (c) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

          (d) The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 8.6 and are necessary to resolve the Arbitrated Dispute within the time periods specified in this Agreement.

     8.7. General Indemnification by the Buyer. Buyer covenants and agrees to indemnify, defend, protect and hold harmless the Seller and its officers, directors, employees, assigns, successors and affiliates
(individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by any Indemnified Party in connection with, resulting from, or arising out of, directly or indirectly, but excluding exemplary, special, or punitive damages pursued by the Seller other than for reimbursement of same based upon the payment by the Seller to a third party:

          (a) any Assumed Liability and/or any liability which relates to the Business or the operations or assets of the Buyer after the Closing Date; the actions or omissions of the Buyer's directors, officers, member, employees or agents after the Closing Date; or the operations or assets of the Buyer after the Closing
     Date; or

          (b) any breach of any representation or warranty of the Buyer set forth in this Agreement or any Schedule or certificate, delivered by or on behalf of the Buyer in connection herewith; or

          (c) any nonfulfillment of any covenant or agreement on the part of the Buyer set forth in this Agreement; or

          (d) any claim for fees or commissions of any broker or agent employed or alleged to have been employed by the Buyer; or

          (e) any and all Damages incident to any of the foregoing or to the enforcement of this Section 8.

     9.   NON-COMPETITION

     9.1. Prohibited Activities. The Seller shall not, for a period of five (5) years following the Closing Date, and any of the Management Shareholders (including through any trusts which are affiliates or shareholders of the Seller which they control) shall not, for a period of five (5) years following the Closing Date, for any reason whatsoever, directly or indirectly, for itself, himself, herself or on behalf of or in conjunction with any other person, persons, seller, partnership, corporation or business of whatever nature:

          (a) engage, as an officer, director, shareholder, owner, partner, member, joint venturer, or in a managerial capacity (including any type of funding of an enterprise), whether as an employee, independent contractor, consultant or adviser, or as a sales representative, in operation of marketing, selling and distributing goods and/or services to public and private pre-school and K-12 schools, school districts, educators, related administrators or teachers working for those previously listed institutions by what ever means including but not limited to telemarketing, catalog sales, direct mail, direct employed sales personnel or independent sales agents, but excluding the following: (i) selling to customers at retail prices through the retail stores, through the business to consumer retail web site and through flyer distributions (which for the purposes of this Agreement shall be limited to forty-eight (48) pages in length) and mailed to teachers as well as to the schools where they work within a thirty (30) mile radius of the Seller's retail locations for the purpose of inducing such teachers to make purchases from the retail locations according to the current business practices of the Seller's retail store locations, (ii) Seller's pre K early childhood business conducted with private day care centers and chains, including without limitation those set forth on Schedule 1.1(a)(ii),
     (iii) Seller's Charter and Educational Management Organizations business which sells to privately managed multi-location charter schools as well as to schools managed or operated by non-public management organizations, including without limitation those schools and organizations set forth on Schedule 1.1(a)(iii), and (iv) certain of Seller's on-line affiliate relationships as set forth on Schedule 1.1(a)(iv), (the "Competitive Activity"), within the continental United States of America, and all currently existing international accounts of the Business (the "Territory"). Notwithstanding anything to the contrary herein the term "Competitive Activity" shall include but not be limited to all operations which generated the net sales used to calculate the Purchase Price as described in Section 1.4(a) of this Agreement;

          (b) call upon any person who is, at that time, within the Territory, an employee of the Buyer for the purpose or with the intent of enticing such employee away from or out of the employ of the Buyer;

          (c) call upon any person who is or entity that is, at that time, or that has been, within one year prior to that time, a customer of the Buyer within the Territory for the purpose of soliciting or selling products or services related to the Competitive Activity within the Territory;

          (d) call upon any prospective acquisition candidate that was, to the knowledge of the Seller or such Management Shareholder, called upon by the Buyer as a prospective acquisition candidate or was the subject of an acquisition analysis by the Buyer. Each of the Seller and each Management Shareholder, to the extent lacking the knowledge described in the preceding sentence, shall immediately cease all contact with such prospective acquisition candidate upon being informed that the Buyer had called upon such candidate or made an acquisition analysis thereof; or

          (e) hire any salesman or sales manager, of any type, other than sales people to engage in those activities restricted by Section 9.1(a) hereof (except for those excluded activities).

     Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Seller or any Management Shareholder from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over- the-counter. For purposes of this Section 9, the term "Buyer" includes all subsidiaries and affiliates of the Buyer and any companies the Buyer or any of its affiliates has acquired as of the Closing Date. The Management
Shareholders shall receive 3.5% of 75% of the net sales of the Business for the 12-month period beginning
November 1, 1999 and ending October 31, 2000, determined in accordance with GAAP as adjusted under the terms of Section 1.5(a) herein (the "Covenant
Fee"). The Covenant Fee shall be payable in full in cash at closing.

     9.2. Damages. Because of the difficulty of measuring economic losses to the Buyer as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Buyer for which it would have no other adequate remedy, the Seller and each Management Shareholder agrees that the foregoing covenant may be enforced by the Buyer in the event of breach by such the Seller or any Management Shareholder, by injunctions restraining orders, and damages.

     9.3. Reasonable Restraint.  The covenants in this
Section 9 impose a reasonable restraint on the Seller and each Management Shareholder in light of the Business and of the activities and operations of the Buyer on the date of the execution of this Agreement, assuming the completion of the transactions contemplated hereby, and the current plans of the Buyer; but it is also the intent of the Buyer, the Seller and each Management Shareholder that such covenants be construed and enforced in accordance with the activities and businesses defined in Section 9.1(a) as a Competitive Activity.

     9.4. Severability; Reformation. The covenants in this Section 9 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

     9.5. Independent Covenant. All of the covenants in this Section 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Seller or any Management Shareholder against the Buyer, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Buyer of such covenants. The parties expressly acknowledge that the terms and conditions of this Section 9 are independent of the terms and conditions of any other agreements including, but not limited to, any employment agreements entered into in connection with this Agreement. It is specifically agreed that the period of five (5) years, stated at the beginning of this Section 9 during which the agreements and covenants of the Seller or a Management Shareholder made in this Section 9 shall be effective, shall be computed by excluding from such computation any time during which the Seller or a Management Shareholder is found by a court of competent jurisdiction to have been in violation of any provision of this Section 9. The covenants contained in Section 9 shall not be affected by any breach of any other provision hereof by any party hereto.

     9.6. Materiality.  The Seller and each Management
Shareholder hereby agree that the covenants set forth in this Section 9 are a material and substantial part of the transactions contemplated hereby.

     9.7. Confidentiality.

          (a) The Trust, the Seller and each Management Shareholder covenants and agrees with the Buyer that it or he will not at any time, except with the prior written consent of the Buyer, directly or indirectly, disclose any secret or confidential information of the Business that it or he has learned by reason of its ownership of the Business or his employment in connection with the Business, or use any such information in a manner detrimental to the interests of the Buyer, unless (i) such information becomes known to the public generally through no fault of the Trust, the Seller or any Management Shareholder, (ii) disclosure is required by law or the order of any governmental authority under color of law, (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, or (iv) is disclosed to agents or representatives of the Seller or other parties on a need-to-know basis, provided, that prior to disclosing any information pursuant to clause (i),
     (ii) or (iii) above, the Seller or any of the Management Shareholders (as applicable) shall give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure and shall cooperate with efforts to prevent such disclosure.

          (b) The term "confidential information" means, information not previously disclosed to the public or to the trade by the Seller's or the Buyer's management with respect to the Business or the Buyer's, or any of its affiliates' or subsidiaries' products, facilities, and methods, trade secrets and other intellectual property, source code, systems, procedures, manuals, confidential reports, product price lists, customer lists, financial information (including the revenues, costs, or profits associated with any products distributed in the conduct of the Business), business plans, prospects, or opportunities but shall exclude any information already in the public domain.

     10.  GENERAL

     10.1. Successors, Assigns and Guaranty.  This
Agreement and the rights of the parties hereunder may not be assigned (except by operation of law or by the Buyer to any of affiliates) and shall be binding upon and shall inure to the benefit of the parties hereto and the successors of the Buyer.

     10.2. Entire Agreement. This Agreement (which includes the Schedules hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Notwithstanding the foregoing, in the event of any conflict or inconsistency between the provisions of this Agreement and those contained in those certain
Assignment and Assumption of Lease Agreements delivered under Section 2.2(j) above, the provisions of this Agreement shall control.

     10.3. Counterparts. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For the purpose of this agreement signatures delivered by facsimile shall be considered effective as original signatures.

     10.4. Brokers and Agents. The Seller, represents and warrants to the Buyer that they have not employed a broker or agent in connection with the transactions contemplated hereby, and they shall hold the Buyer harmless from the payment of brokerage or agency fees related to the transactions as herein contemplated.

     10.5. Expenses. SSI shall be responsible for its fees, costs, and expenses incurred in connection with the transactions as described in this Agreement, and SSI will agree to pay for the fees, costs, and expenses incurred by the Seller, the Trust and the Management
Shareholders in connection with the transactions as contemplated under the terms of this Agreement, in each case including, but not limited to, HSR filings, commissions or fees of any broker or finder referred by them and any attorney's or accountant's fee incurred by them in connection with the Agreement and the transactions as contemplated herein to a maximum of amount of One Hundred Thousand Dollars ($100,000.00), and any expenses beyond will be the sole responsibility of the Seller and/or the Trust. Buyer agrees to make the reimbursements as required under this Section 10.5, at Closing if requested by Seller. Said request shall be accompanied by itemized accounts of expenses to be so reimbursed.

     10.6. Notices. Any notice or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

     If to the Buyer to:        School Specialty Inc.
                                3395 West College Avenue
                                P.O. Box 1579
                                Appleton WI  54913-1579
                                Attention:  Mr. Daniel P. Spalding, CEO
                                Facsimile:  1-920-882-5863

     With a copy to:            Joseph F. Franzoi IV. Esq.
                                Franzoi & Franzoi, S.C.
                                514 Racine Street
                                Menasha, WI  54952
                                Facsimile:  1-920-725-0998

     If to, the Seller,
     Trust and/or a Management
     Shareholder to:            J.L. Hammett Company
                                P.O. Box 9057
                                Hammett Place
                                Braintree, MA  02184
                                Attention: Mr. Richard Holden
                                Mr. Jeffrey Holden
                                Facsimile:  1-781-848-0273

     With a copy to:            David F. Dietz, P.C.
                                Goodwin, Procter & Hoar LLP
                                Exchange Place
                                Boston, MA  02109-2881
                                Facsimile:  1-617-523-1231

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

     10.7. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     10.8. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in
Section 9.4.

     10.9. Absence of Third Party Beneficiary Rights.
No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

     10.10. Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

     10.11. Further Representations.  Each party to this
Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the Agreement and the transactions contemplated hereby, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the Agreement and the transactions contemplated hereby and is not relying on any representation or statements made by the other party as to such tax consequences.

     10.12. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing Date as follows:

          (a) by the mutual written agreement of the Buyer, the Seller, the Trust and the Management Shareholders; or

          (b) by the Buyer, the Seller, the Trust or the Management Shareholders if the Closing shall not have occurred on or before December 31, 2000.

If this Agreement is terminated pursuant to this
Section 10.12, this Agreement shall be deemed null and void as of such termination and of no further force and effect; provided, however, that such termination shall not relieve any party hereto from liability for any breach by such party of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

            [SIGNATURES ON FOLLOWING PAGE]

                                BUYER:

                                SCHOOL SPECIALTY, INC.


                                /s/ Daniel P. Spalding
                                ---------------------------------------------
                                Daniel P. Spalding, Chief Executive Officer


                                SELLER:

                                J. L. HAMMETT COMPANY


                                /s/ Richmond Y. Holden, Jr.
                                ---------------------------------------------
                                Richmond Y. Holden, Jr., President


                                TRUST:

                                MONATIQUOT REAL ESTATE TRUST


                                /s/ Richmond Y. Holden, Jr.
                                ---------------------------------------------
                                Richmond Y. Holden, Jr., Trustee


                                MANAGEMENT SHAREHOLDERS:


                                /s/ Richmond Y. Holden, Jr.
                                ---------------------------------------------
                                Richmond Y. Holden, Jr.


                                /s/ Jeffrey S. Holden
                                ---------------------------------------------
                                Jeffery S. Holden

Schedules and Exhibits to the Asset Purchase Agreement:


Schedule 1.1(a)      Purchased Assets
Schedule 1.1(a)(ii)  Pre-K Early Childhood Exclusions
Schedule 1.1(a)(iii) Charter and Educational Management Organization Exclusions
Schedule 1.1(a)(iv)  On-Line Affiliate Relationships
Schedule 1.1(b)(iv)  Permitted Liens
Schedule 1.1(c)(vi)  Excluded Assets
Schedule 1.1(c)(vii) Intellectual Property
Schedule 1.2(a)      Assigned Contracts
Schedule 1.2         Assumed Liabilities
Schedule 1.4(a)      Net Sales
Schedule 1.4(b)      Net Asset Schedule
Schedule 3.1         Foreign Qualifications
Schedule 3.6         Financial Statements
Schedule 3.8         Permits
Schedule 3.9         Tangible Assets Owned or Leased
Schedule 3.10        Contacts
Schedule 3.11(c)     Use of Intellectual Property
Schedule 3.11(d)     Notice of Invalidity or Infringement
Schedule 3.12(a)     Contracts, Commitments and Leases
Schedule 3.12(b)     Third Party Consents
Schedule 3.12(c)     Significant Customers and Suppliers
Schedule 3.12(d)     Related Party Agreements
Schedule 3.12(e)     Significant Customer Exceptions
Schedule 3.16        Insurance and Workers' Compensation
Schedule 3.17(a)     Hazardous Material
Schedule 3.17(b)     Environmental Audits
Schedule 3.17(c)     Environmental Permits
Schedule 3.18(a)     Managers, Employees, Consultants
Schedule 3.18(b)     Collective Bargaining Agreements and Activities
Schedule 3.19        Seller Employee Plans
Schedule 3.21        Lawsuits
Schedule 3.22        Material Adverse Effects
Schedule 3.25        Promotional Materials
Schedule 3.26        Shareholder Claims
Schedule 3.28        Real Property
Schedule 5.3(b)      Allocation of Adjusted Purchase Price
Schedule 5.4(a)      Employee Benefits
Schedule 5.4(b)      Individual who will remain Employees of Seller
Schedule 5.4(e)      Severance Program

Exhibit 1.4(b) - Escrow Agreement

Exhibit 2.2(n) - Service Agreement

Exhibit 3.11 - License Agreement

Shareholder Proxy with opinion from Goodwin, Procter & Hoar LLP



     The above schedules and exhibits to this document have been omitted. The exhibits will be furnished supplementally to the Securities and Exchange Commission upon request.